Exhibit 99.1
Joint Filer Information

Name:
  Windamere III, LLC

Address:
  6402 Cardeno Drive
  La Jolla, CA 92037

Designated Filer:
  Scott L. Glenn

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/05

Signature:
  By:	/s/ Scott L. Glenn
  Its:	Managing Member



Name:
  AF Partners, LLC

Address:
  6402 Cardeno Drive
  La Jolla, CA 92037

Designated Filer:
  Scott L. Glenn

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/05

Signature:
  By:  SR Technology Associates, its Manager

  By:	/s/ Scott L. Glenn
  Its:	President